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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                               CONTACT:

CompX International Inc.                             David A. Bowers
Three Lincoln Centre                                 Chief Executive Officer
5430 LBJ Freeway, Suite 1700                         Tel.:  864.286.1122
Dallas, Texas   75240-2697


                    COMPX DECLARES REGULAR QUARTERLY DIVIDEND


     DALLAS, TEXAS . . . May 16, 2006 . . . CompX International Inc. (NYSE: CIX) announced today that its board of directors declared CompX's regular quarterly dividend of twelve and one-half cents ($0.125) per share on its class A and class B common stock, payable on June 23, 2006 to stockholders of record at the close of business on June 9, 2006.

     CompX is a leading manufacturer of precision ball bearing slides, security products and ergonomic computer support systems.

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